Exhibit 99.B(d)(80)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Martingale Asset Management, L.P.

Dated December 9, 2002, as amended on March 4, 2005

SEI INSTITUTIONAL MANAGED TRUST

Small Cap Value Fund

Small Cap Growth Fund

Agreed and Accepted:

SEI Investments Management Corporation		Martingale Asset Management, L.P.
By: Martingale Asset Management Corporation, its General Partner

By:	/s/ Timothy D. Barto	By:	/s/ Arnold S. Wood

Name:	Timothy D. Barto	Name:	Arnold S. Wood

Title:	Vice President	Title:	President & CEO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Martingale Asset Management, L.P.

As of December 9, 2002, as amended on March 4, 2005

Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap Value Fund

Small Cap Growth Fund

Agreed and Accepted:

SEI Investments Management Corporation		Martingale Asset Management, L.P.
By: Martingale Asset Management Corporation, its General Partner

By:	/s/ Timothy D. Barto	By:	/s/ Arnold S. Wood

Name:	Timothy D. Barto	Name:	Arnold S. Wood

Title:	Vice President	Title:	President & CEO